Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Proteon Therapeutics, Inc. (the “Corporation”) on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Noyes, as President and Chief Executive Officer of the Corporation, and I, George A. Eldridge, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: March 13, 2019	By:	/s/ Timothy P. Noyes
Timothy P. Noyes
President, Chief Executive Officer and
Director
(Principal Executive Officer)

Date: March 13, 2019	By:	/s/ George A. Eldridge
George A. Eldridge
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Financial Officer)